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                                                                     EXHIBIT 5.1

                                February 26, 2004

Innovative Solutions and Support, Inc.
720 Pennsylvania Drive
Exton, PA 19341

         Re: Registration Statement on Form S-8

Dear Sir/Madam:

         We have acted as counsel to Innovative Solutions and Support, Inc., a Pennsylvania corporation (the "Company"), in connection with a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), relating to the offer and sale of up to 50,000 shares of common stock, $.001 par value per share, of the Company (the "Common Stock"), issuable by the Company pursuant to awards granted or available for grant under the Company's Innovative Solutions and Support, Inc. 2003 Restricted Stock Plan (the "Plan").

         In rendering this opinion, we have examined the Registration Statement, including the exhibits thereto, the Company's Articles of Incorporation, as amended and By-Laws as currently in effect, the Plan and such other documents as we have deemed appropriate. We have not performed any independent investigation other than the document examination described above. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

         Based on the foregoing, we are of the opinion that the shares of Common Stock issuable pursuant to awards granted or available for grant under the Plan will be, when issued and paid for in accordance with the terms of the Plan and any applicable award agreements or related documents, validly issued, fully paid and non-assessable.

         The opinion set forth above is limited to the Business Corporation Law of the Commonwealth of Pennsylvania, as amended.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                                     Very truly yours,



                                                     PEPPER HAMILTON LLP